As filed with the Securities and Exchange Commission on September 24, 1999.
                                                 Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                   LYCOS, INC.
               (Exact name of issuer as specified in its charter)

                               Delaware 04-3277338
          (State of Incorporation) (IRS Employer Identification Number)

              400-2 Totten Pond Road, Waltham, Massachusetts 02451
               (Address of Principal Executive Offices) (Zip Code)

                   WIRED VENTURES, INC. EQUITY INCENTIVE PLAN
                            (Full title of the Plan)

                                 Robert J. Davis
                      President and Chief Executive Officer
                                   Lycos, Inc.
                             400-2 Totten Pond Road
                          Waltham, Massachusetts 02451
                     (Name and address of agent for service)

                                 (781) 370-2700
          (Telephone number, including area code, of agent for service)

                                    copy to:

                         Francis J. Feeney, Jr., Esquire
                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                               101 Federal Street
                           Boston, Massachusetts 02110
                                 (617) 951-6600
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE


Title of Securities to be   Amount to be registered    Proposed Maximum           Proposed Maximum           Amount of Registration
registered                                             Offering Price Per Unit    Aggregate Offering Price   Fee

WIRED VENTURES, INC.
EQUITY INCENTIVE PLAN(1)
Common Stock,
$0.01 par value.            1,188 Shares                  $14.27 (2)                $16,952.76(2)                 $4.72(2)


(1) Pursuant to the Agreement and Plan of Merger and Reorganization dated as of May 26, 1999, among Registrant, BF Acquisition Corp., Wired Ventures, Inc. and the stockholder representatives of Wired Ventures, Inc., Registrant assumed, effective June 30, 1999, all outstanding options to purchase common stock of Wired Ventures under the Equity Incentive Plan, and such options became exercisable to purchase shares of Registrant's common stock, with appropriate adjustments to the number of shares and exercise price of each assumed option.

(2) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. All such shares are issuable upon the exercise of outstanding options with fixed exercise prices. The computation with respect to such outstanding options is based on the weighted average per share exercise price of the options, the shares issuable under which are registered hereby.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         Lycos hereby incorporates by reference the documents listed in (a) through (c) below. In addition, all documents subsequently filed by Lycos pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (prior to the filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

         (a) Lycos' latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, which contains either directly or by incorporation by reference audited financial statements for Lycos' latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the Prospectus referred to in (a) above.

         (c) The description of Lycos' Common Stock which is contained in the Registration Statement filed by Lycos under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

ITEM 4. DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         The financial statements and schedules incorporated by reference in this registration statement have been audited by KPMG LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance on the authority of said firm as experts in giving said reports.

         The validity of the authorization and issuance of the shares of Common Stock offered hereby will be passed upon by Hutchins, Wheeler & Dittmar, A Professional Corporation, Boston, Massachusetts, counsel to Lycos.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Delaware General Corporation Law and the Company's Amended and Restated By-laws provide for indemnification of Lycos' directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Lycos, and with respect to any criminal action or proceeding, actions that the indemnitee has no reasonable choice to believe were unlawful.

         Lycos has purchased insurance with respect to, among other things, the liabilities that may arise under the provisions referred to above. The directors and officers of Lycos also are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they are not indemnified by Lycos.

         Lycos has entered into separate indemnification agreements with its directors and officers. The indemnification agreements create certain indemnification obligations of Lycos in favor of the directors and officers and, as permitted by applicable law, will clarify and expand the circumstances under which a director or officer will be indemnified.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8. EXHIBITS

Exhibit
Number
4.1      Wired Ventures, Inc. Equity Incentive Plan.

5.1      Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation.

23.1     Consent of KPMG LLP Boston, Independent Accountants regarding Lycos,
         Inc.

23.2 Consent of KPMG LLP San Francisco, Independent Accountants regarding Wired Ventures, Inc.

23.3     Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation.
           (included in Exhibit 5.1).

24.1     Powers of Attorney (included on page II-3).

ITEM 9. UNDERTAKINGS

        The undersigned registrant hereby undertakes the following:

       (a)        The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii)    To  include  any  material   information  with
                                  respect  to  the  plan  of  distribution   not
                                  previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) The undersigned registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts on September 24, 1999.

                                       LYCOS, INC.

                                       /s/ Robert J. Davis
                                       Robert J. Davis
                                       President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert J. Davis and Edward M. Philip, and each of them, with the power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                  Title                                         Date
/s/ Robert J. Davis                                 President, Chief  Executive Officer and       September 24, 1999
Robert J. Davis                                     Director (principal executive officer)


/s/ Edward M. Philip                                Chief Operating Officer, Chief Financial      September 24, 1999
Edward M. Philip                                    Officer and Secretary (principal financial
                                                    and accounting officer)
/s/ John M. Connors, Jr.                            Director                                      September 24, 1999
John M. Connors, Jr.


/s/ Daniel J. Nova                                  Director                                      September 24, 1999
Daniel J. Nova


/s/ Richard H. Sabot                                Director                                      September 24, 1999
Richard H. Sabot



                                INDEX TO EXHIBITS

Exhibit
Number

4.1        Wired Ventures, Inc. Equity Incentive Plan.

5.1        Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation.

23.1       Consent of KPMG LLP Boston, Independent Accountants regarding Lycos,
           Inc.

23.2 Consent of KPMG LLP San Francisco, Independent Accountants regarding Wired Ventures, Inc.

23.3 Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (included in Exhibit 5.1).

24.1       Powers of Attorney (See page II-3).